Exhibit (j)

INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Shareholders of Equity Index Fund

We consent to the reference in Post-Effective Amendment No. 96 to Registration Statement 2-67052 of Forum Funds of our report dated November 10, 2000 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.


/s/ Deloitte & Touche LLP

Boston, Massachusetts
May 15, 2001

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                         INDEPENDENT AUDITORS' CONSENT


Board of Trustees of Forum Funds Trust:

We Consent to the reference to our firm under the heading "Independent Auditors" in the statement of additional information.

We also consent to the use of our reports for Wells Fargo Core Trust, dated November 3, 2000, incorporated herein by reference.



                                                                    /s/ KPMG LLP

San Francisco, California
May 15, 200